Exhibit 99.1

Contact:
William L. Prater	Gary C. Bonds
Treasurer and Chief Financial Officer	Senior Vice President and Principal Accounting Officer
662/680-2000	662/680-2332
BancorpSouth Announces Delay in Filing Annual Report on Form 10-K
TUPELO, Miss., February 25, 2010/PRNewswire-FirstCall via COMTEX/ — BancorpSouth, Inc. (NYSE: BXS) today announced its intention to file a Form 12b-25 notification of late filing with the Securities and Exchange Commission in connection with its Annual Report on Form 10-K for the year ended December 31, 2009, which is due March 1, 2010. The reason for the delay in filing the annual report is that management has determined, in consultation with BancorpSouth’s independent registered public accounting firm and with the concurrence of the Audit Committee of the Board of Directors, that certain asset quality indicators, including the allowance for credit losses, and their impact on BancorpSouth’s financial statements for the quarter ended December 31, 2009 should be further reviewed.
On January 21, 2010, BancorpSouth made a preliminary release of unaudited financial results for the quarter and year ended December 31, 2009. The unaudited financial results reported net income of $19.4 million, which reflected a credit loss provision of $34.7 million, for the fourth quarter. Net charge-offs were $24.6 million, or 1.01% as a percentage of average loans (annualized) for the quarter ended December 31, 2009. Based on information currently available, management of BancorpSouth anticipates that the unaudited consolidated balance sheet and the consolidated income statement for the quarter and year ended December 31, 2009 will be adjusted prior to issuance of the Annual Report on Form 10-K. The adjustments are expected to decrease net income.
The impact of management’s review on the previously reported financial condition and results of operations of BancorpSouth cannot be estimated or determined until BancorpSouth has completed its review of the Bank’s loan portfolio and the auditors have completed their examination.
Aubrey Patterson, Chairman and Chief Executive Officer of BancorpSouth, commented, “We are taking all actions necessary to release our final audited 2009 financial results as soon as possible. Regardless of the outcome of the current review, we are confidently looking forward to continued strong performance as a company.”
BancorpSouth expects to report further on these financial statement items when KPMG LLP finalizes its audit of the financial statements for the year ended December 31, 2009 and BancorpSouth files its Annual Report on Form 10-K.
Forward-Looking Statements
Certain statements contained in this news release may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as “believe,” “anticipates,” expects,” “may,” “should” or “will.” These forward-looking statements include, without limitation, statements relating to the filing of BancorpSouth’s Annual Report on Form 10-K, the filing of a Form 12b-25, the provision for credit losses, net charge-offs, loan classifications and changes in other items in BancorpSouth’s previously issued unaudited financial results.

We caution you not to place undue reliance on the forward-looking statements contained in this news release in that actual results could differ materially from those indicated in such forward-looking statements because of a variety of factors. These factors may include, but are not limited to, BancorpSouth’s review of the loan portfolio, KPMG’s audit of the financial statements and other factors described from time to time in BancorpSouth’s filings with the Securities and Exchange Commission. BancorpSouth undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.